Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of AveXis, Inc. of our report dated October 16, 2015, except for the effects of the stock split described in Note 10 and Note 20, as to which the date is February 1, 2016, relating to the financial statements of Avexis, Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

February 9, 2016